EXHIBIT 10.44

                                 March 23, 2000


Andrx Corporation
4001 Southwest 47th Avenue
Fort Lauderdale, Florida  33314


Ladies and Gentlemen:

         Pursuant to an Agreement and Plan of Merger and Reorganization dated March 23, 2000 (the "Agreement") by and among Andrx Corporation, a Florida corporation ("Andrx"), Cybear, Inc., a Delaware corporation ("Cybear"), New Andrx Corporation, a Delaware corporation ("New Andrx") and two wholly owned subsidiaries of New Andrx, the parties agreed to enter into a reorganization (the "Reorganization"). Section 6(l) of the Agreement required Cybear to obtain an agreement from Dr. Edward E. Goldman and John Klein to vote in favor of the Agreement and the Cybear Merger. Defined terms not defined herein are otherwise as defined in the Agreement. In connection with the Reorganization, the undersigned agree as follows:

         1. Provided the Agreement is still in effect on the day of the Cybear Stockholders Meeting, Dr. Edward E. Goldman and John Klein hereby agree to vote in favor of the Agreement and the Cybear Merger.

         2. This letter agreement may not be amended except by a prior written consent signed on behalf of all of the parties hereto.

         3. This letter agreement shall be governed by the laws of the State of Florida.

         4. This letter agreement may be signed in one or more counterparts, each of which shall be deemed to be an original but all which together shall be deemed to constitute a single instrument.

         5. Whenever possible, each provision or portion of any provision of this letter agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this letter agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provisions or portion of any provision in such jurisdiction, and this letter agreement will be reformed, construed and enforced in such jurisdiction, and this letter agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         6. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this letter agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                                          Very truly yours,



                                          ----------------------------
                                          Dr. Edward E. Goldman

                                          ----------------------------
                                          John Klein





                                          CYBEAR, INC., a Delaware Corporation

                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
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